SCHEDULE IV

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES


                                   REINSURANCE

                                 (in thousands)


                                                          Ceded to      Assumed                         Percentage
                                          Gross             other      from other           Net         of amount
                                          amount         companies     companies          amount      assumed to net
                                          ------         ---------     ---------          ------      --------------
Year Ended December 31, 1998:
Life insurance in force                  $     --        $     --        $     --        $     --            --
                                         --------        --------        --------        --------         -----
  Premiums:
  Life insurance                         $     --        $     --        $     --        $     --            --
  Accident and health insurance                --              --              --              --            --%
  Property and casualty insurance           5,934          59,217         266,041         212,758         125.0%
  Title insurance                              --              --              --              --            --%
                                         --------        --------        --------        --------         -----
      Total Premiums                     $  5,934        $ 59,217        $266,041        $212,758         125.0%
                                         ========        ========        ========        ========         =====


                                                          Ceded to      Assumed                         Percentage
                                          Gross             other      from other           Net         of amount
                                          amount         companies     companies          amount      assumed to net
                                          ------         ---------     ---------          ------      --------------

Year Ended December 31, 1999:
Life insurance in force                  $     --        $     --        $     --        $     --            --
                                         --------        --------        --------        --------         -----
  Premiums:
  Life insurance                         $     --        $     --        $     --        $     --            --
  Accident and health insurance                --              --              --              --            --%
  Property and casualty insurance          28,398         151,896         626,120         502,622         124.6%
  Title insurance                              --              --              --              --            --%
                                         --------        --------        --------        --------         -----
       Total Premiums                    $ 28,398        $151,896        $626,120        $502,622         124.6%
                                         ========        ========        ========        ========         =====

                                                                     SCHEDULE IV

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

                                   REINSURANCE

                                 (in thousands)



                                                          Ceded to      Assumed                         Percentage
                                          Gross             other      from other           Net         of amount
                                          amount         companies     companies          amount      assumed to net
                                          ------         ---------     ---------          ------      --------------
Year Ended December 31, 2000:
Life insurance in force                  $     --        $     --        $     --        $     --            --
                                         --------        --------        --------        --------         -----
  Premiums:
  Life insurance                         $     --        $     --        $     --        $     --            --
  Accident and health insurance                --              --              --              --            --%
  Property and casualty insurance          78,223         160,832         783,943         701,334         111.8%
  Title insurance                              --              --              --              --            --%
       Total Premiums                    $ 78,223        $160,832        $783,943        $701,334         111.8%
                                         ========        ========        ========        ========         =====

                                   (continued)

                                       S-7